SEVENTH AMENDED AND RESTATED REVOLVING CREDIT NOTE
               --------------------------------------------------

$4,000,000.00     DALLAS,  TEXAS     TO  BE  EFFECTIVE  AS  OF  MARCH  28,  2004


     FOR VALUE RECEIVED, the undersigned, PIZZA INN, INC., a Missouri corporation (the "Borrower"), hereby promises to pay to the order of WELLS FARGO
                  --------
BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association (the "Bank"),
                                                                         ----
at its office located at 1445 Ross Avenue, Dallas, Texas 75265, on or before October 1, 2005, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million and No/100 Dollars ($4,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the Existing Loans and any additional Advances made by the Bank to the Borrower under Article II of the Loan Agreement referred to below, and to pay interest on the amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement (as hereinafter defined).

     The Borrower hereby authorizes the Bank to record in Bank's internal records the amount and Type of Advances made to the Borrower by the Bank and all Continuations, Conversions, and payments of principal in respect of such Advances, which records shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all such Advances; provided, however, that the failure to make such notation with respect to any such Advance or payment shall not limit or otherwise affect the obligations of the Borrower under the Loan Agreement or this Note.

     This Note is the Seventh Amended and Restated Revolving Credit Note referred to in the First Amendment to the Third Amended and Restated Loan Agreement dated as of the date hereof, between the Borrower and the Bank (as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Loan Agreement"), and evidences the Existing Loans and all
                      --------------
additional Advances made by the Bank pursuant to Article II thereof. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments of Advances prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. Capitalized terms used in this Note and not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement.

     Notwithstanding anything to the contrary contained herein, no provision of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither the Borrower nor the sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Bank shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

     This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.
This  Note  is  performable  in  Dallas  County,  Texas.

     This Note is given in renewal, extension and modification of, but not extinguishment or novation of, the indebtedness evidenced by that certain Sixth Amended and Restated Revolving Credit Note dated as of January 22, 2003 but effective as of December 29, 2002, in the original principal amount of $7,000,000 executed by the Borrower and payable to the order of the Bank.

     The Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                              PIZZA  INN,  INC.


                              By:  /s/Ronald W. Parker
                              Name: Ronald W. Parker
                              Title:President and Chief Executive Officer